CEDAR FAIR, L. P.

CEDAR FAIR

MAGNUM MANAGEMENT CORPORATION

KNOTT'S BERRY FARM

as Co-Borrowers

MAGNUM MANAGEMENT CORPORATION

as Treasury Manager for the Co-Borrowers

THE LENDING INSTITUTIONS NAMED THEREIN

as Lenders

KEYBANK NATIONAL ASSOCIATION

as Administrative Agent

_______________________________

AMENDMENT NO. 1

dated as of

November 28, 2000

to

CREDIT AGREEMENT

dated as of

November 30, 1999

_______________________________

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of November 28, 2000, among (i) CEDAR FAIR, L. P., a Delaware limited partnership and the other Co-Borrowers signatory hereto; (ii) the Lenders party hereto and (iii) KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (the "Administrative Agent"):

PRELIMINARY STATEMENTS:

(1) The Co-Borrowers entered into the Credit Agreement dated as of November 30, 1999 (the "Credit Agreement") with the Lenders named therein and KeyBank National Association, as Administrative Agent for the Lenders under the Credit Agreement.

(2) Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement.

(3) The parties hereto desire to change certain of the terms and provisions of the Credit Agreement, all as more fully set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

    AMENDMENTS.

1.1 Extension of Maturity. In order to extend the stated maturity of the Total Commitment for a period of one year, effective on the Effective Date of this Amendment provided for in section 4 hereof, the definition of the term "Maturity Date" in section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

"Maturity Date" shall mean November 27, 2001, or such earlier date on which the Total Commitment is terminated in accordance with the provisions of this Agreement.

1.2 Increase in Total Commitment. Effective on the Effective Date of this Amendment provided for in section 4 hereof, the Total Commitment is increased from $90,000,000 to $150,000,000 and Annex I to the Credit Agreement is amended to reflect the separate revised Commitments of the Lenders as set forth on Annex I hereto. On the Effective Date of this Amendment, the Co-Borrowers shall each execute and deliver to each Lender a new Note in the stated principal amount equal to the Commitment of each Lender, which Note will mature on the Maturity Date (as amended by this Amendment).

1.3 Amendments to section 14.4. Effective on the Effective Date of this Amendment provided for in section 4 hereof, section 14.4 of the Credit Agreement is hereby amended by adding a new paragraph (e) at the end thereof as follows:

(e) (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to a special purpose funding vehicle (an "SPV "), identified as such in writing from time to time by the Designating Lender to the Administrative Agent, the Co-Borrowers and the other Lenders, the option to provide to the Co-Borrowers all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Co-Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, and (iii) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

(ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any other Credit Documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

(iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

(iv) In addition, notwithstanding anything to the contrary contained in this section 14.4, any SPV may (A) with notice to, but without the prior written consent of, the Co-Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This section 14.4(e) may not be amended without the written consent of any Designating Lender affected thereby.

2. REPRESENTATIONS AND WARRANTIES.

Each Co-Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

2.1 Authorization and Validity of Amendment, etc. This Amendment has been duly authorized by all necessary corporate action on the part of each Co-Borrower, has been duly executed and delivered by a duly authorized officer of each Co-Borrower, and constitutes the valid and binding agreement of each Co-Borrower, enforceable against each Co-Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

2.2 Representations and Warranties. The representations and warranties of the Credit Parties contained in the Credit Agreement (including the information contained on Annexes III, IV and V) or in the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all material respects as of the date when made.

2.3 No Event of Default. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

2.4 Compliance. The Co-Borrowers are in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which they are party; and without limitation of the foregoing, each Subsidiary of the Borrower which, as of the date hereof, is required to be a Subsidiary Guarantor, has as on or prior to the date hereof become a Subsidiary Guarantor under the Subsidiary Guaranty.

2.5 Financial Statements, etc. (a) The Company has furnished to the Lenders and the Administrative Agent complete and correct copies of (i) the audited consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 31, 1998, and December 31, 1999, and the related audited consolidated statements of income, stockholders' equity, and cash flows for the fiscal years then ended, accompanied by the unqualified report thereon of the Company's independent accountants, and (ii) the condensed consolidated balance sheets of the Company and its consolidated subsidiaries as of June 25, 2000, and the related condensed consolidated statements of income and of cash flows of the Company and its consolidated subsidiaries for the six months then ended, as included in the Company's Report on Form 10-Q filed with the SEC. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Company and its consolidated Subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect.

(b) The Company has furnished to the Lenders and the Administrative Agent written income statement financial projections prepared by management of the Company for the Company and its Subsidiaries for the fiscal years 2000-2001 (the "Recent Financial Projections"). The Recent Financial Projections were prepared on behalf of the Company in good faith after taking into account the existing and historical levels of business activity of the Company and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Company and its Subsidiaries to be pertinent thereto. The Recent Financial Projections were considered by management of the Company, as of such date of preparation, to be realistically achievable; provided, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Company's projected consolidated results as set forth in the Recent Financial Projections will actually be realized. No facts are known to the Company at the date hereof which, if reflected in the Recent Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

3. RATIFICATIONS.

Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

4. BINDING EFFECT.

This Amendment shall become effective on November 28, 2000 (the "Effective Date"), if the following conditions shall have been satisfied on and as of such date:

a. this Amendment shall have been executed by each Co-Borrower, and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

b. the Administrative Agent shall have been notified by all of the Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution);

c. each Co-Borrower shall have executed and delivered to the Administrative Agent, for delivery to the respective Lenders, new Notes reflecting the Commitments of the Lenders after giving effect to this Amendment, such Notes being substantially in the forms furnished by the Administrative Agent to the Co-Borrowers contemporaneously herewith;

d. each Co-Borrower shall have delivered to the Administrative Agent, for the account of the Lenders, certified resolutions of the Board of Directors of such Co-Borrower, approving the increase in the Total Commitment and the other matters covered by this Amendment;

e. the Company shall have delivered to the Administrative Agent, for the account of the Lenders, a written opinion letter of Squire, Sanders & Dempsey, counsel for the Company, substantially in the form attached hereto as Exhibit A, and covering such other matters incident to the transactions contemplated by this Amendment as the Administrative Agent may reasonably request;

f. contemporaneously with the Effective Date, the Co-Borrowers shall have prepaid all of the then outstanding Loans, together with interest and any breakage compensation, and (if and as required by the Co-Borrowers) effected any new Borrowings of Loans from the Lenders in accordance with their revised Commitments as established pursuant to this Amendment, with the intended effect that any Loans which are outstanding after giving effect to this Amendment shall be outstanding in accordance with the respective Commitments as established pursuant to this Amendment; and

g. the Co-Borrowers shall have paid to the Administrative Agent, in immediately available funds, for the account of each Lender, a non-refundable amendment fee computed at the rate of 10 basis points on the amount of the Commitment of such Lender after giving effect to this Amendment (the Administrative Agent shall promptly pay over to each Lender its amendment fee as aforesaid);

and thereafter this Amendment shall be binding upon and inure to the benefit of the Co-Borrowers, each Lender, and the Administrative Agent and their respective successors and assigns. After this Amendment becomes effective, the Administrative Agent will promptly furnish a copy of this Amendment to each Lender and the Co-Borrowers and advise them of the Effective Date.

5. MISCELLANEOUS.

5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

5.2 Reference to Credit Agreement. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

5.3 Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Co-Borrowers shall pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the reasonable costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all reasonable costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

5.4 Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

5.5 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

5.6 Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.7 Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

5.8 Jury Trial Waiver. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.9 Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

CEDAR FAIR, L. P., as a Co-Borrower By: Cedar Fair Management Company, its Managing General Partner By:_______________________________ Vice President & Chief Financial Officer	KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as Administrative Agent By:____________________________________ Vice President
CEDAR FAIR, an Ohio general partnership, as a Co-Borrower By: Magnum Management Corporation one of its general partners By:_______________________________ Vice President & Chief Financial Officer	BANK ONE, MICHIGAN By:____________________________________ Vice President
KNOTT'S BERRY FARM, as a Co-Borrower By: Magnum Management Corporation one of its general partners By:_______________________________ Vice President & Chief Financial Officer	NATIONAL CITY BANK By:____________________________________ Vice President
MAGNUM MANAGEMENT CORPORATION, as a Co-Borrower and as Treasury Manager By:_______________________________ Vice President & Chief Financial Officer	FIRST UNION NATIONAL BANK By:____________________________________ Vice President
FIFTH THIRD BANK, NORTHEASTERN OHIO By:____________________________________ Vice President
THE CHASE MANHATTAN BANK By:____________________________________
COMERICA BANK By:____________________________________

FIRSTAR BANK, N.A. By:____________________________________
UMB BANK, n.a. By:____________________________________